UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 1, 2006



                               AAA Minerals Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


    Nevada                         333-119848                   Pending
----------------                ----------------           ------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

3841 Amador Way, Reno, Nevada                                 89502
------------------------------------------------------      ---------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:   (775) 827-2324
                                                      --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))










Section 3 - Securities and Trading Markets

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 1, 2006, we elected Albert Au as a director. As part of the appointment, there was no arrangement or understanding between Mr. Au and any other persons pursuant to which he was selected as a director.

Mr. Au has not been involved in any transaction with us. As well, we do not contemplate entering into any transaction with Mr. Au in the foreseeable future.

Mr. Au has over 20 year's of experience in marketing and sales as well as in conducting Asian trade and investments. He has been involved in the import and export of toys, as well as household goods, between China and various key South American markets like Brazil, Chile and Argentina. He has also acted as a master country distributor for a large motorcycle/scooter manufacturer in China for Argentina and Vietnam. In addition, Mr. Au was the master distributor for Tsingtao Brewery for Vietnam. Mr. Au is currently a Vice-President for the Tiancheng Group, a large investment holding company and merchant bank under the CITIC Group. In that capacity, he is involved in the oversight of investments undertaken by Tiancheng in the Canadian market.

Item 9.01 Financial Statements and Exhibits

        A.  Financial Statements - None

        B.  Exhibits -  None

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2006                     AAA Minerals Inc.


                                    By:  /s/ Earl Abbott
                                        ----------------------------------------
                                        Dr. Earl Abbott, President